SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
Fidelity Advisor Series VIII
(Name of Registrant as Specified In Its Charter)
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

URGENT

Important Message for shareholders of:

Fidelity Advisor Emerging Asia Fund

Fidelity Advisor Japan Fund

The Special Shareholder Meeting for your fund originally scheduled for February 14, 2001 was adjourned to April 18, 2001 because of an insufficient shareholder response to the recent proxy mailings.

Fidelity absolutely needs your help to reach quorum for several fund and trust proposals. Voting is quick and easy. Please vote your shares immediately.

2 Voting Options:

Call (800) 454-8683 to vote by touch-tone phone.

Sign, date and mail the proxy card in the enclosed envelope.

Thank you very much for your cooperation.

Fidelity Investments Institutional Service Company, Inc.

URGENT

Important Message for shareholders of:

Fidelity Advisor Emerging Asia Fund

Fidelity Advisor Japan Fund

The Special Shareholder Meeting for your fund originally scheduled for February 14, 2001 was adjourned to April 18, 2001 because of an insufficient shareholder response to the recent proxy mailings.

Fidelity absolutely needs your help to reach quorum for several fund and trust proposals. Voting is quick and easy. Please vote your shares immediately.

4 Voting Options:

Call (800) 848-3155 to vote with a live representative.

Call (888) 221-0697 to vote by touch-tone phone.

Fax (888) 451-8683 to vote by fax.

Sign, date and mail the proxy card in the enclosed envelope.

Thank you very much for your cooperation.

Fidelity Investments Institutional Service Company, Inc.